Exhibit (a)(2)

                              LETTER OF TRANSMITTAL

To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Shareholder. Please use the pre-addressed, postage-paid envelope provided. This Letter of Transmittal is to be completed by holders of Shares of common stock in BANK BUILDING CORPORATION (the "Corporation"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the same meanings as in the Offer to Purchase.

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                    11156 THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 11:59 P.M., PACIFIC TIME, ON DECEMBER
Name: ___________________  21, 2007 (THE "EXPIRATION DATE") UNLESS EXTENDED.
                           Deliver to:     MacKenzie Patterson Fuller, LP
Address: ________________                  1640 School Street
                                           Moraga, California 94556
City, State, ZIP: _______  For Assistance: (800) 854-8357
                           Via Facsimile:  (925) 631-9119
Shares Owned: ___________  E-Mail Address:  offers@mpfi.com
                           (PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS PRINTED TO THE LEFT)
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               PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS
To whom it may concern:
The undersigned hereby tenders to MPF-NY 2007, LLC; MPF Badger Acquisition Co. LLC; MPF Flagship Fund 11, LLC; MPF DeWaay Premier Fund 4, LLC (collectively the "Purchasers") all of the Shares of common stock ("Shares") in the Corporation held by the undersigned as set forth above (or, if less than all such Shares, the number set forth below in the signature box), at a purchase price equal to $5 per Share, less the amount of any dividends made or declared with respect to the Shares between November 16, 2007 and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated November 16, 2007 (the "Offer to Purchase") and in this Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the "Offer"). Receipt of the Offer to Purchase is hereby acknowledged. The undersigned recognizes that, if more than 79,649 Shares are validly tendered prior to or on the Expiration Date and not properly withdrawn, the Purchasers will, upon the terms of the Offer, accept for payment from among those Shares tendered prior to or on the Expiration Date 79,649 Shares on a pro rata basis, with adjustments to avoid purchases of certain fractional Shares, based upon the number of Shares validly tendered prior to the Expiration Date and not withdrawn.Subject to and effective upon acceptance for payment of any of the Shares tendered hereby, the undersigned sells, assigns, and transfers to, Purchasers all right, title, and interest in and to such Shares which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchasers as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares, on the books of the Corporation, together with all accompanying evidences of transfer and authenticity, to the Purchasers and, upon acceptance of the tender of such Shares by the Purchasers, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares all in accordance with the terms of the Offer. Upon the purchase of Shares pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchasers all of the undersigned's rights to receive dividends from the Corporation with respect to Shares which are purchased pursuant to the Offer, other than dividends declared or paid through the Expiration Date and to change the address of record for such dividends on the books of the Corporation. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Shares.

The undersigned hereby represents and warrants that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the Shares tendered hereby, and that when any such Shares are purchased by the Purchasers, the Purchasers will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchasers to be necessary or desirable to complete the assignment, transfer, and purchase of Shares tendered hereby. The undersigned understands that a tender of Shares to the Purchasers will constitute a binding agreement between the undersigned and the Purchasers upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchasers to effect a change of dividend address to MacKenzie Patterson Fuller, LP at 1640 School Street, Moraga, California, 94556. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchasers may not be required to accept for payment any of the Shares tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Shares not accepted for payment will be destroyed by the Purchasers. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

Arbitration Agreement: Purchaser and Seller agree that any dispute, claim, or controversy arising out of or related to this agreement or a purchase of Shares shall be resolved by binding arbitration in San Francisco, California before a retired judge. The arbitration shall be administered by JAMS pursuant to its Arbitration Rules and Procedures ("Rules"). If one party fails to respond within twenty days after the other party mails a written list of arbitrators by either agreeing to one of the proposed arbitrators or suggesting three or more alternate arbitrators, the proposing party may select the arbitrator from among its initial list and JAMS shall then appoint that arbitrator to preside over the arbitration. If the parties are unable to agree on an arbitrator, the parties shall select an arbitrator pursuant to the Rules. Where reasonable, the arbitrator shall schedule the arbitration hearing within four months after being appointed. The arbitrator must render a decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues. The arbitrator's decision will be final and binding upon the parties. A judgment upon any award may be entered in a court of competent jurisdiction. Each party shall be responsible for advancing one-half of the costs of arbitration, including all JAMS fees; provided that, in the award, the prevailing party shall be entitled to recover all of its costs and expenses, including reasonable attorneys' fees and costs, arbitrator fees, JAMS fees and costs, and any attorneys' fees and costs incurred in compelling arbitration. The parties are not waiving, and expressly reserve, any rights they may have under federal securities laws, rules, and regulations. This agreement will be interpreted, construed, and governed according to federal securities laws and the laws of the State of California; provided that all matters relating to arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.).
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BOX A -- Medallion Signature Guarantee    X
         PLEASE DO NOT USE FOR ANY        --------------------------------------
         OTHER PURPOSE (MPF WILL          (Signature of Owner)           Date
         OBTAIN FOR YOU)
                                          X
                                          --------------------------------------
                                          (Signature of Owner)           Date

                                     Taxpayer I.D. or Social #
                                                               -----------------
                                     Telephone No.   (day)
                                                          ----------------------
                                                     (eve.)
                                                          ----------------------
                                     _________ BAC  [ ] SELL ALL OR NONE (check
                                                        this box if you wish to
                                                        sell your Units ONLY if
                                                        ALL your Units will be
                                                        purchased).
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Please sign exactly as your name is printed (or corrected) above, and insert your Taxpayer Identification Number or Social Security Number in the space provided below your signature. For joint owners, each joint owner must sign. The signatory hereto hereby certifies under penalties of perjury the statements in Box B, Box C and, if applicable, Box D. If the Owner is tendering less than all Shares held, the number of Shares tendered is set forth above. Otherwise, all Shares held by the undersigned are tendered.
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                                      BOX B
                               SUBSTITUTE FORM W-9
                           (See Instruction 3 - Box B)
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The person signing this Letter of Transmittal hereby certifies the following to the Purchasers under penalties of perjury:

     (i) The TIN set forth in the signature box on the front of this Letter of Transmittal is the correct TIN of the Shareholder, or if this box [ ] is checked, the Shareholder has applied for a TIN. If the Shareholder has applied for a TIN, a TIN has not been issued to the Shareholder, and either: (a) the Shareholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the
Shareholder intends to mail or deliver an application in the near future (it being understood that if the Shareholder does not provide a TIN to the Purchasers within sixty (60) days, 31% of all reportable payments made to the Shareholder thereafter will be withheld until a TIN is provided to the Purchasers); and

     (ii) Unless this box [ ] is checked, the Shareholder is not subject to backup withholding either because the Shareholder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Shareholder is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Shareholder is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) if you are unable to certify that the Shareholder is not subject to backup withholding.


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                                      BOX C
                                FIRPTA AFFIDAVIT
                           (See Instruction 3 - Box C)
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Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of shares of a Corporation if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the shares is a foreign person. To inform the Purchasers that no withholding is required with respect to the Shareholder's interest in the Corporation, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:
                  (i) Unless this box [ ] is checked, the Shareholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate, or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Shareholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box on the front of this Letter of Transmittal; and (iii) the Shareholder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is __________.

The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchasers and that any false statements contained herein could be punished by fine, imprisonment, or both.

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                                      BOX D
                               SUBSTITUTE FORM W-8
                           (See Instruction 4 - Box D)
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By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Shareholder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Shareholder:
     (i)  Is  a  nonresident   alien   individual  or  a  foreign   corporation,
          partnership, estate, or trust;
     (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and
     (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

                                  INSTRUCTIONS

              Forming Part of the Terms and Conditions of the Offer

     1. Tender,  Signature Requirements;  Delivery.  After carefully reading and completing this Letter of Transmittal, in order to tender Shares a Shareholder must sign at the "X" on the bottom of the first page of this Letter of Transmittal and insert the Shareholder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature. The signature must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. If this Letter of Transmittal is signed by the registered Shareholder of the Shares, a Medallion signature guarantee on this Letter of Transmittal will be obtained for you by MPF. If Shares are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association, or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), a Medallion signature guarantee is also required. In all other cases, signatures on this Letter of Transmittal must be Medallion guaranteed by an eligible institution, by completing the signature guarantee set forth in BOX A of this Letter of Transmittal, but MPF will obtain this for you. If any tendered Shares are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchasers of their authority to so act. For Shares to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in BOX A, and any other documents required by this Letter of Transmittal, must be received by the Depositary prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering Shareholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

     2. Transfer Taxes. The Purchasers will pay or cause to be paid all transfer taxes, if any, payable in respect of Shares accepted for payment pursuant to the Offer.

     3. U.S. Persons. A Shareholder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust, or a domestic estate (collectively "United States persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

          Box B - Substitute Form W-9. In order to avoid 31% federal income tax backup withholding, the Shareholder must provide to the Purchasers the Shareholder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature line and certify, under penalties of perjury, that such Shareholder is not subject to such backup withholding. The TIN that must be provided is that of the registered Shareholder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Shareholder being subject to backup withholding. Certain Shareholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

          Box C -  FIRPTA  Affidavit.  To  avoid  potential  withholding  of tax pursuant to Section 1445 of the Internal Revenue Code, each Shareholder who or which is a United States Person (as defined Instruction 3 above) must certify, under penalties of perjury, the Shareholder's TIN and address, and that the Shareholder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

     4. Foreign Persons. In order for a Shareholder who is a foreign person (i.e., not a United States Person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Shareholder must certify, under penalties of perjury, the statement in BOX D of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under Section 1445 of the Code.

     5. Additional Copies of Offer to Purchase and Letter of Transmittal. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchasers by calling 800-854-8357.